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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 3, 1998
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                            DIGITAL SOLUTIONS, INC.
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               (Exact name of Registrant as specified in charter)


      New Jersey                1-18492                 22-1899798
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(State or other jurisdic-     (Commission             (IRS Employer
  tion of incorporation)      File Number)          Identification No.)


  300 Atrium Drive Somerset New Jersey                     08873
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (732) 748-1700
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         (Former name or former address, if changed since last report.)
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Item 5. Other Events.

     Digital Solutions, Inc. (the "Company") issued the following press release regarding the proposed acquisition of certain privately held entities operating under the name The TeamStaff Companies and the filing of the Company's preliminary proxy statement for a Special Meeting of shareholders to be held to approve the acquisition:

     Somerset, N.J.--(Business Wire)--Nov. 5, 1998--Digital Solutions, Inc. (NASDAQ: DGSI--news), one of the nations's leading Professional Employer Organizations (PEO), announced today that it filed a preliminary proxy statement with the Securities and Exchange Commission to seek shareholder approval for its acquisition of The TeamStaff Companies, a group of privately-held PEOs located in Tampa, FL, with annual revenues of approximately $115 million and approximately 6,000 worksite employees. The merged companies will have revenues of approximately $240 million, ranking DSI among the top 15 PEOs in the U.S.

     Under the proposed agreement, Digital Solutions will issue approximately
8.2 million shares of its common stock in exchange for all of the common stock of TeamStaff and $3.1 million in cash for all the preferred stock and for payment of debt. The transaction will be accounted for by the "purchase" accounting method and is expected to be consummated following SEC review of the proxy statement, DSI shareholders' approval at a special meeting currently scheduled to be held December 17, 1998, the receipt of necessary financing and other normal closing conditions. Assuming shareholder approval of the merger, the combined company will change its name to TeamStaff, Inc.

     Donald W. Kappauf, president and chief executive officer of DSI, said, "This acquisition fits in with our strategic plan to acquire well-situated PEO companies whose businesses are compatible with ours. TeamStaff gives us a major presence in the attractive Southeastern marketplace, offers many opportunities for operating efficiencies and synergies and is an important step toward enhancing the combined company's long-term growth prospects. With a combined base of more than 11,000 worksite employees, we believe we will be able to achieve a higher level of market penetration and revenue leaders in the professional employer industry. We are pleased that Kirk will join our board and serve as president of DSI's PEO business, which will be based in Tampa."




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     "Based upon current projections, the acquisition is expected to be accretive on an earnings per share basis," Kappauf added.

     Commenting on the merger, Mr. Scoggins said, "We are enthusiastic about joining forces with Digital and believe that the combined entity has a bright future in this rapidly consolidating industry."

     With offices in Raleigh/Durham, North Carolina; Dallas, Texas; Atlanta, Georgia; Jacksonville, Florida; as well as in Tampa, Florida, TeamStaff serves a variety of industries, including golf course management, resort property management, manufacturing, distribution and service industries.

     Digital Solutions, Inc. provides comprehensive human resource management to small and mid-sized companies in a variety of industries. The company's services include professional employer services which provide the administration of the human resource function, workers' compensation, employee benefits, a 401K plan, payroll and payroll tax service preparation. DSI also provides temporary and permanent staffing and payroll services. This press release contains statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that DSI files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.





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                                      SIGNATURE
                                      ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                              DIGITAL SOLUTIONS, INC.
                                                  (Registrant)




                                              By: S/ Donald Kelly
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                                                  Donald Kelly
                                                  Chief Financial Officer




Dated:   November 9, 1998



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